UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2024

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) voted on November 4, 2024 to elect Denise Gammon, Kenneth Yee, Jeff McCall, and Eric Speron to the Board. Ms. Gammon, Mr. McCall and Mr. Speron will join the Board effective immediately. Mr. Yee will join the Board effective December 11, 2024. Ms. Gammon, Mr. McCall, and Mr. Speron fill three vacancies on the Board resulting from the Board’s action to increase the size of the Board from eight to eleven, through a resolution adopted by the Board of Directors on November 4, 2024. Mr. Yee will fill an upcoming vacancy resulting from the December 11, 2024 retirement of long-time Director Geoffrey L. Stack.

Ms. Gammon, Mr. Yee, Mr. McCall, and Mr. Speron will be appointed to Board committees at a date in the near future.

“We are pleased to welcome Denise Gammon, Kenneth Yee, Jeff McCall, and Eric Speron to our Board of Directors,” said Norman Metcalfe, Chair of Tejon Ranch Co.’s Board of Directors. “Their extensive financial expertise and leadership with developers will be invaluable as we grow the Board’s diversity of experience and to provide guidance for the Company’s future. Each candidate brings their own unique perspective and expertise, formed by their diverse backgrounds as individuals and business leaders. Together, we will continue to develop transformative communities and drive economic growth while preserving the natural beauty and heritage of Tejon Ranch.”

Ms. Gammon is a senior development executive and brings over three decades of expertise in leading, managing, and consulting on diverse real estate ventures across the United States. Her career encompasses 30 communities and includes roles with prominent development firms such as The Irvine Company, Forest City, and Holland Partner Group. Ms. Gammon has been involved in over $5 billion in land acquisitions, dispositions and project capitalizations. Ms. Gammon holds a Bachelor of Science degree in Business/Finance from the University of Colorado.

Mr. Yee has extensive experience in real estate capital markets with a focus on real estate debt markets. Mr. Yee has been involved in over $2 billion in real estate debt transactions. Mr. Yee presently serves as a director of Pacific Oak Strategic Opportunity REIT, providing strategic oversight to management. In this role, Mr. Yee serves as the Audit Committee Chairman. Mr. Yee holds a Master of Business Administration, a Master of Business Taxation, and a Bachelor of Science in Business Administration (graduating magna cum laude) from the University of Southern California. Mr. Yee also holds a Master of Science in Real Estate Development from the Massachusetts Institute of Technology and a Juris Doctorate from the University of California, Los Angeles. Mr. Yee is a Chartered Financial Analyst and has professional licensures to practice law, accountancy (as a certified public accountant) and as a real estate broker in California.

Mr. McCall is an experienced executive with expertise in corporate finance and operations. In his former role as Chief Operating and Financial Officer at Quarterra Group, Inc., a Lennar Company, he spearheaded multi-strategy residential real estate investments and managed over $12 billion in assets. Mr. McCall previously led operations and corporate finance as Chief Financial Officer for CalAtlantic Group, Inc. Mr. McCall holds a Bachelor of Science in Finance (graduating magna cum laude) from Northern Illinois University, and holds a Master of Business Administration (with concentrations in Accountancy and Finance) from the University of Chicago.

Mr. Speron has more than 22 years of financial management and advisory experience. Mr. Speron has worked with First Foundation Advisors since 2007, and currently serves as Managing Director of Equities. At First Foundation, Mr. Speron is the portfolio manager of FBBYX, the First Foundation Total Return Fund. Prior to the role at First Foundation Advisors, Mr. Speron was a member of JP Morgan’s Institutional Equity division. Mr. Speron brings board governance experience; he also currently serves as a director for Tandy Leather, Inc. and Keweenaw Land Association. Mr. Speron holds a Bachelor of Arts from Georgetown University, with a double major in History and Government, and a minor in English. Mr. Speron is a Chartered Financial Analyst.

Ms. Gammon, Mr. Yee, Mr. McCall, and Mr. Speron have (i) no arrangements or understandings with any other person pursuant to which any of these individuals were appointed as a director and (ii) no family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gammon, Mr. Yee, Mr. McCall, and Mr. Speron (i) have had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and (ii) as of the date of this Current Report on Form 8-K, and none of these individuals holds a direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock. Ms. Gammon, Mr. Yee, Mr. McCall, and Mr. Speron will each serve pursuant to the standard compensation agreement that the Company has with its other Board members as described in the 2024 Proxy Statement, as such agreement may be amended from time to time and disclosed in future Proxy Statements.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

(99.1)	Press release of the Company dated November 5, 2024, announcing the Company’s election of four Board members.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2024	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer

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